Exhibit 99.2

Autoliv Enters LiDAR Commercialization Agreement with Velodyne

(Stockholm, Sweden, July 3, 2017) – – – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, have signed an agreement with Velodyne LiDAR, Inc., the leading supplier of LiDAR technology, to commercialize LiDAR, a critical sensor for autonomous cars. Velodyne will support Autoliv in the development of an automotive grade LiDAR. The first applications will be in the RoboTaxi segment.

Pursuant to the agreement, Autoliv will develop and market a scalable auto-grade LiDAR sensor using Velodyne’s core 3D software technology and proprietary LiDAR ASIC engine coupled with Autoliv’s component development and verification capability. Both companies will contribute key components, technologies, know-how and other intellectual property needed to optimize a next generation of affordable, high performance LiDARs for the automotive market. Autoliv will also serve as the primary commercial and technical interface to customers for awarded business.

“LiDAR is an important sensor for cars to drive safely by themselves. Autoliv’s vast experience in automotive design and testing and high volume manufacturing capability coupled with Velodyne’s leadership position in LiDAR technology, will fast-track the commercialization of LiDAR for traditional automotive customers and mobility providers”, says Johan Löfvenholm, President, Auoliv Electronics. “Autoliv’s commitment to quality, robustness, and user experience will create the trust needed to emerge as a winner in the transforming automotive industry,” he continued.

Inquiries:

Thomas Jönsson, Vice President Corporate Communications. Tel: +46 8 587 206 27

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities and 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including statements regarding the ability of the parties to successfully collaborate, develop and commercialize LiDAR technologies, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com